The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070

                              {Chase Letterhead}
                                 News Release

                Chase Reports Record 1999 Second Quarter Results
                     Operating EPS Rises 28 Percent
                --------------------------------------------

New York, July 21, 1999 -- The Chase Manhattan Corporation (NYSE:CMB) today announced operating diluted earnings per share of $1.55 in the second quarter of 1999, up 28 percent from $1.21 in the second quarter of 1998. Including non-operating items, reported diluted earnings per share were $1.60 in the 1999 second quarter, up 33 percent from $1.20 in the second quarter of 1998. For the first six months of 1999 operating diluted earnings per share rose to $2.87, up 21 percent from $2.38 for the first six months of 1998, and reported diluted earnings per share were $2.92, up 46 percent from $2.00 for the first six months of 1998.

Operating earnings in the 1999 second quarter were $1.351 billion, up 25 percent from $1.079 billion in the 1998 second quarter. Operating earnings in the first six months of 1999 were $2.524 billion, up 18 percent from $2.132 billion in the first half of 1998. Reported net income in the 1999 second quarter was $1.393 billion, and reported net income in the first six months of 1999 was $2.566 billion.

Second Quarter Financial Highlights
-        Operating revenues increased by 13%
-        Operating earnings per share rose 28%
- Return on common stockholders' equity was 24% with Shareholder Value Added (SVA) up 58%
- Common stock repurchases were $968 million, on a net basis, while the Tier 1 capital ratio remained above Chase's target at 8.4%

"Chase had a terrific second quarter," said William B. Harrison, Jr., president and chief executive officer. "Each of our businesses - Global Banking, National Consumer Services and Global Services - posted double-digit revenue growth and more than 20 percent growth in earnings. Our performance clearly demonstrates that the Chase franchise is delivering on its growth potential."
                             ------------------------------

Investor contact:                John Borden                    212-270-7318
Press contacts:                  Jim Finn                       212-270-7438
                                 John Meyers                    212-270-7454


Financial Performance

------------------------------------------- -------------------- -------------- ------ --------------- ------------- ---------
THE CHASE MANHATTAN CORP                                 Second  Quarter                          Six  Months
------------------------------------------- -------------------- -------------- ------ --------------- ------------- ---------
(dollars in millions)                                   1999      O(U)1998        %        1999       O(U)1998      %
Operating Revenues                                    $5,696          $655      13%     $11,109        $1,165     12%
Cash Operating Earnings                                1,427           284      25        2,673           416     18
Shareholder Value Added                                  696           256      58        1,197           329     38
Cash Return on Common Equity                              25.7%        430bp    --           23.8%        230bp   --
------------------------------------------- -------------------- -------------- ------ --------------- ------------- ---------

Line of Business Results

------------------------------------------- -------------------- -------------- ------ --------------- ------------- ---------
GLOBAL BANK                                              Second  Quarter                          Six  Months
------------------------------------------- -------------------- -------------- ------ --------------- ------------- ---------
(dollars in millions)                              1999          O(U)1998       %      1999             O(U)1998      %
Operating Revenues                                    $2,722           $313     13%      $5,296             $528     11%
Cash Operating Earnings                                  940            160     21        1,787              239     15
Shareholder Value Added                                  491            150     44          889              221     33
Cash Return on Common Equity                              27.5%         410bp   --            26.2%          290bp   --
------------------------------------------- -------------------- -------------- ------ --------------- ------------- ---------

Cash operating earnings in the Global Bank increased 21 percent over the prior-year quarter to $940 million. Operating revenues of $2.72 billion were 13 percent higher than in the 1998 second quarter. Shareholder value added increased 44 percent in the quarter to $491 million, up 33 percent for the first six months.

- Total trading revenues were $733 million, up 45 percent over the prior-year quarter and 12 percent lower than in the 1999 first quarter. Results reflect strong performance across the full range of trading products.
- Investment banking fees were $585 million in the 1999 second quarter, up 34 percent from its previous record of $438 million in the second quarter of 1998 (and 85 percent higher than the first quarter results). The results reflect continued growth in market share in mergers and acquisitions advisory, corporate bond underwriting, and loan syndications. For the first half of 1999 in the U.S., Chase ranked #1 in loan syndications, #3 in both high yield and investment grade corporate debt securities, and #8 in M&A.
- Private equity-related gains in the 1999 second quarter were $513 million, 39 percent higher than in the 1998 second quarter and 58 percent higher than the 1999 first quarter, reflecting gains on investments in several companies which had initial public offerings.

---------------------------------------- -------------------- -------------- ------ --------------- ------------- ---------
GLOBAL SERVICES                                          Second  Quarter                          Six  Months
------------------------------------------- -------------------- -------------- ------ --------------- ------------- ---------
(dollars in millions)                              1999          O(U)1998       %      1999            O(U)1998      %
Operating Revenues                                   $777              $93      14%      $1,505            $154        11%
Cash Operating Earnings                               140               25      22          252              21         9
Shareholder Value Added                                47               (2)     (4)          65             (32)      (33)
Cash Return on Common Equity                           19.8%          (310bp)   --           17.7%         (520bp)     --
------------------------------------------- -------------------- -------------- ------ --------------- ------------- ---------


Cash operating earnings for Global Services increased 22 percent over the prior-year quarter to $140 million. Operating revenues were $777 million, a 14 percent increase over the prior-year quarter, reflecting acquisitions completed in 1998 and internally generated growth in investor services and structured finance activities. These increases were offset partially by a decline in excess deposit balances in cash management services. Shareholder value added decreased four percent, reflecting the increase in capital associated with the 1998 acquisitions.

As compared with first quarter 1999, cash operating earnings were up 25 percent, reflecting an increase in revenues of seven percent while expenses remained flat. Shareholder value added increased from $18 million in the first quarter of 1999, to $47 million in the second quarter.


---------------------------------------------- ------------------- ------------- ------- -------------- ------------- --------
NATIONAL CONSUMER SERVICES                                 Second  Quarter                         Six  Months
---------------------------------------------- ------------------- ------------- ------- -------------- ------------- --------
(dollars in millions)                                1999          O(U)1998      %       1999           O(U)1998      %
Operating Revenues                                  $2,209            $211         11%   $4,366            $442          11%
Cash Operating Earnings                                361              74         26        707            136          24
Shareholder Value Added                                144              76        112        276            140         103
Cash Return on Common Equity                            21.8%          470bp       --         21.5%         430bp        --
---------------------------------------------- ------------------- ------------- ------- -------------- ------------- --------

Cash operating earnings in National Consumer Services rose 26 percent from the prior-year quarter to $361 million. Operating revenues of $2.21 billion were 11 percent higher. Shareholder value added increased 112 percent in the quarter to $144 million, and up 103 percent for the first six months.

- Operating revenues from cardmember services were $1.0 billion, a five percent increase from second quarter 1998 levels and cash operating earnings rose 15 percent. These results reflect increased card usage, pricing initiatives and improved credit quality, partly offset by higher marketing costs.
- Home finance revenues increased to $291 million, a 19 percent increase from second quarter 1998, and cash operating earnings rose 21 percent as a result of growth in originations and servicing.
- Regional consumer banking revenues were $593 million, up nine percent over the prior-year second quarter, and cash operating earnings rose 19 percent. Results reflect higher deposit and managed funds levels coupled with growth in consumer banking fees and strong expense discipline.

- Revenues from diversified consumer services were $292 million, up 35 percent over the 1998 second quarter, and cash operating earnings rose 145 percent over the prior-year quarter reflecting growth in originations in auto finance and higher levels of customer activity through Brown & Company, Chase's discount brokerage firm. In the past year, Brown & Company has tripled its average trades per day to 35,000, two-thirds of which are now on-line.



Additional Financial Information

- Total operating noninterest expenses were $2.97 billion in the second quarter of 1999, nine percent above the same 1998 quarter, reflecting technology-related costs, incentive costs tied to higher market-sensitive revenues and a change in the long term compensation program of the Global Bank. Expenses rose one percent compared with first quarter 1999, entirely due to incentive compensation associated with higher market-sensitive revenues.

- On a managed basis, including securitizations, credit costs were $637 million in the second quarter of 1999, down from $655 million in the first quarter of 1999 and compared with $616 million in the second quarter of 1998. Nonperforming assets at June 30, 1999 were $1.63 billion compared with $1.67 billion at March 31, 1999, and $1.37 billion at June 30, 1998. Net commercial charge-offs in the second quarter of 1999 were $86 million, compared to $87 million in the first quarter of 1999 and $72 million in the second quarter of 1998.

- Total assets at June 30, 1999 were $357 billion compared with $361 billion at March 31, 1999, and $367 billion at June 30, 1998. Estimated risk-weighted assets increased to $291 billion from $287 billion at March 31, 1999, $289 billion at Dec. 31, 1998, and $286 billion one year ago. While the company repurchased approximately $968 million, net, in common stock during the quarter, the estimated Tier 1 capital ratio remained at
     8.4 percent, the same level as at March 31, 1999. Chase's target range for Tier 1 capital is 8 to 8.25 percent.

- Operating results (revenues, expenses and earnings) exclude the impact of credit card securitizations, restructuring costs and special items. In the second quarter of 1999, special items included a $61 million (after tax) gain on the sale of One New York Plaza, a $46 million (after tax) gain on the sale of branches in Beaumont, Texas, and a $65 million (after tax) special contribution to The Chase Manhattan Foundation. The 1998 second quarter included merger-related restructuring costs of $5 million (after tax).


Chase's news releases and quarterly financial results are available on the Internet at www.chase.com

                                                 THE CHASE MANHATTAN CORPORATION
                                           SUMMARY OF SELECTED FINANCIAL HIGHLIGHTS
                                        (in millions, except per share and ratio data)

                                                                                  %                              %
     As of or for the period ended                           Second Quarter   Over/(Under)    Six Months    Over/(Under)
                                                           -------------------           ----------------------
                                                           --------  ---------
                                                            1999       1998     1998       1999        1998      1998
                                                           --------  ---------  -----    ----------  ----------  ------
     OPERATING BASIS (a)
     Operating Revenue                                     $ 5,696    $ 5,041    13%      $ 11,109     $ 9,944     12%
     Operating Noninterest Expense                           2,965      2,712     9%         5,905       5,328     11%
     Credit Costs (b)                                          637        616     3%         1,292       1,232      5%
     Operating Earnings                                    $ 1,351    $ 1,079    25%       $ 2,524     $ 2,132     18%

     Operating Earnings Per Common Share:
           Basic                                            $ 1.60     $ 1.24    29%        $ 2.97      $ 2.45     21%
           Diluted                                            1.55       1.21    28%          2.87        2.38     21%

     Cash Operating Earnings                               $ 1,427    $ 1,143    25%       $ 2,673     $ 2,257     18%
     Cash Operating Earnings Per Common Share - Diluted       1.64       1.28    28%          3.04        2.52     21%
     Shareholder Value Added (SVA)                             696        440    58%         1,197         868     38%


     Operating Performance Ratios:
     Return on Average Managed Assets  (c)                   1.43%      1.10%                1.33%       1.09%
     Return on Average Common Equity  (c)                     24.3       20.2                 22.5        20.3
     Common Dividend Payout Ratio                               26         29                   28          30
     Efficiency Ratio (d)                                       52         54                   53          53

     Selected Balance Sheet Items at Period End: (e)
     Managed Loans                                                                       $ 191,985   $ 186,924      3%
     Total Managed Assets                                                                  373,812     385,214     (3%)

     ------------------------------------------------------------------------------------------------------------------

     AS REPORTED BASIS
     Revenue                                               $ 5,616    $ 4,755    18%      $ 10,760     $ 9,378     15%
     Noninterest Expense (Excluding Restructuring Costs)     3,068      2,714    13%         6,013       5,334     13%
     Restructuring Costs                                        --          8    NM             --         529     NM
     Provision for Loan Losses                                 388        328    18%           769         660     17%
     Net Income                                            $ 1,393    $ 1,074    30%       $ 2,566     $ 1,799     43%

     Net Income Per Common Share:
           Basic                                            $ 1.65     $ 1.24    33%        $ 3.02      $ 2.06     47%
           Diluted                                            1.60       1.20    33%          2.92        2.00     46%
     Cash Dividends Declared                                  0.41       0.36    14%          0.82        0.72     14%
     Share Price at Period End                               86.50      75.50    15%         86.50       75.50     15%
     Book Value at Period End                                26.04      25.14     4%         26.04       25.14      4%

     Common Shares Outstanding:
     Average Common Shares:
           Basic                                             832.9      848.8    (2%)        838.2       846.8     (1%)
           Diluted                                           861.3      875.5    (2%)        866.6       871.5     (1%)
     Common Shares at Period End                             832.5      852.9    (2%)        832.5       852.9     (2%)

     Performance Ratios:
     Return on Average Total Assets  (c)                     1.55%      1.15%                1.42%       0.97%
     Return on Average Common Equity  (c)                     25.1       20.1                 22.8        17.0

     Selected Balance Sheet Items at Period End:
     Loans                                                                               $ 175,041   $ 168,705      4%
     Total Assets                                                                          356,868     366,995     (3%)
     Deposits                                                                              209,502     207,091      1%
     Total Stockholders' Equity                                                             22,708      22,610      --

     Capital Ratios:
     Tier I Capital Ratio                                                                     8.4%  (f)   8.2%
     Total Capital Ratio                                                                      12.0  (f)   11.9
     Tier I Leverage                                                                           6.8  (f)    6.3

     Full-Time Equivalent Employees                                                         73,405      70,693      4%


     (a) Excludes the impact of credit card securitizations, restructuring costs and special items. For a reconciliation of Reported Results as shown on the Consolidated Statement of Income to results on an Operating Basis see pages
     10 and 11. (b) Includes provision for loan losses, foreclosed property expense and credit costs related to the securitized credit card portfolio.
     (c) Based on annualized amounts. (d) Noninterest expense as a percentage of the total of net interest income and noninterest revenue (excluding restructuring costs,foreclosed property expense, special items and costs associated with the REIT). (e) Excludes the impact of credit card securitizations. (f) Estimated Certain amounts throughout the financial tables have been reclassified to conform to the current presentation. NM -
     Not meaningful Unaudited



                                                      THE CHASE MANHATTAN CORPORATION
                                                         Lines of Business Results
                                                       (in millions, except ratios)


                                     Global Bank          National Consumer Services    Global Services      Total (a)
                                 --------------------------- ----------------------------  ---------------------------
Second Quarter                1999                      1999                     1999                     1999
                                    Over/(Under) 1998          Over/(Under) 1998       Over/(Under) 1998       Over/(Under) 1998
Operating Revenue           $ 2,722    $ 313     13%    $ 2,209   $ 211    11%   $ 777  $ 93     14%     $ 5,696   $ 655    13%
Cash Operating Earnings         940      160     21         361      74    26      140    25     22        1,427     284    25
Average Common Equity        13,543      427      3       6,542     (14)    -    2,782   807     41       21,986   1,032     5
Average Managed Assets (b)  240,536  (25,304)   (10)    114,989   8,518     8   15,437 2,673     21      378,736 (13,538)   (3)
Shareholder Value Added (SVA)   491      150     44         144      76   112       47    (2)    (4)         696     256    58

Cash Return on Common Equity  27.5%             410bp     21.8%           470bp   19.8%         (310)bp     25.7%          430bp
Cash Efficiency Ratio            43            (200)        49           (100)      72          (100)         51          (100)




                                                                GLOBAL BANK
                                                          KEY FINANCIAL MEASURES

                                       Second Quarter 1999                    Over/(Under) 1998
                                -----------------------------------  ------------------------------------
                                 Operating     Cash         Cash      Operating       Cash       Cash
                                 Revenues    Operating   Efficiency    Revenues    Operating   Efficiency
                                             Earnings      Ratio                    Earnings     Ratio
                                -------------------------------------------------------------------------
Global Markets                      $ 993        $ 333     48%          19%          37%        (500)bp
Global Investment Banking             467          128      57          18           22          200
Corporate Lending                     375          123      33          (2)           -          300
Chase Capital Partners                454          267       8          32           33         (100)
Global Private Bank                   221           42      68           -          (19)         800
Middle Markets                        247           59      55           4            9          100
Other Global Bank                     (35)          (12)    NM          NM           NM           NM
                                ----------  -----------
     Totals                      $ 2,722       $ 940        43%         13%          21%        (200)bp
                                ==========  ===========


                                                        NATIONAL CONSUMER SERVICES
                                                          KEY FINANCIAL MEASURES

                                            Second Quarter 1999                          Over/(Under) 1998
                                    -------------------------------------      --------------------------------------
                                     Operating       Cash           Cash         Operating       Cash        Cash
                                      Revenues     Operating     Efficiency      Revenues     Operating   Efficiency
                                                   Earnings         Ratio                      Earnings     Ratio
                                    ---------------------------------------------------------------------------------
Chase Cardmember Services             $ 1,016         $ 132       35%              5%           15%          -  bp
Regional Consumer Banking                 593           101       70               9            19         (300)
Chase Home Finance                        291            70       55              19            21         (100)
Diversified Consumer Services             292            54       50              35           145         (800)
Other NCS                                  17             4       NM              NM            NM           NM
                                    ==========   ===========
     Totals                          $ 2,209        $ 361         49%             11%           26%        (100)bp
                                    ==========   ===========



Note:  SVA is Chase's primary measure of business unit performance.  SVA represents  operating earnings excluding the amortization of goodwill and certain  intangibles (i.e., cash operating  earnings),  less preferred dividends and an explicit charge for allocated  capital.  Additional  refinements  were made to the  methodology  for the  allocation of capital to  businesses.
       Prior periods have been restated to reflect these changes.

(a)      Total column includes the non-global  services portion of Chase Technology  Solutions,  Chase's Global Asset Management
          and Mutual Funds business, corporate staff areas, special items and the net effect of management accounting policies.
(b)      Excludes the impact of credit card securitizations.
NM -  Not meaningful
bp -  basis points
Unaudited



                                                      THE CHASE MANHATTAN CORPORATION
                                                         Lines of Business Results
                                                       (in millions, except ratios)



                                  Global Bank            National Consumer Services          Global Services       Total (a)
                             ---------------------------   ----------------------------  ----------------------- -----------------

Six Months                      1999                     1999                      1999                    1999
                                      Over/(Under) 1998          Over/(Under) 1998       Over/(Under) 1998         Over/(Under) 1998
Operating Revenue             $ 5,296   $ 528    11%    $ 4,366  $ 442     11%    $ 1,505  $ 154     11%   $ 11,109 $ 1,165    12%
Cash Operating Earnings         1,787     239    15         707    136     24         252     21      9       2,673     416    18
Average Common Equity          13,604     475     4       6,525     37      1       2,823    832     42      22,337   1,685     8
Average Managed Assets (b)    244,057 (24,653)   (9)    113,542  7,783      7      15,670  2,899     23     381,803 (11,757)   (3)
Shareholder Value Added (SVA)     889     221    33         276    140    103          65    (32)   (33)      1,197     329    38

Cash Return on Common Equity     26.2%          290bp      21.5%          430bp      17.7%         (520)bp     23.8%         230bp
Cash Efficiency Ratio              44          (100)         49           (100)        74           200          52             -




                                                                GLOBAL BANK
                                                          KEY FINANCIAL MEASURES
                                                Six Months 1999                           Over/(Under) 1998
                                    --------------------------------------      -------------------------------------
                                      Operating       Cash           Cash        Operating       Cash        Cash
                                      Revenues     Operating      Efficiency      Revenues     Operating   Efficiency
                                                    Earnings        Ratio                      Earnings      Ratio
                                    ---------------------------------------------------------------------------------
Global Markets                         $ 2,262        $ 816       44%              25%          43%        (600)bp
Global Investment Banking                  689          137       69              (8)          (28)       1,200
Corporate Lending                          763          263       30               2            10            -
Chase Capital Partners                     733          423        9              20            21         (100)
Global Private Bank                        433           85       67               2           (10)         500
Middle Markets                             481          111       56               1             2          200
Other Global Bank                          (65)         (48)      NM               NM           NM            NM
                                    -----------   ----------
     Totals                           $ 5,296      $ 1,787        44%               11%          15%         (100)bp
                                    ===========   ==========





                                                        NATIONAL CONSUMER SERVICES
                                                          KEY FINANCIAL MEASURES

                                              Six Months 1999                            Over/(Under) 1998
                                    -------------------------------------      --------------------------------------
                                     Operating       Cash           Cash         Operating       Cash        Cash
                                      Revenues     Operating     Efficiency      Revenues     Operating   Efficiency
                                                   Earnings         Ratio                      Earnings     Ratio
                                    ---------------------------------------------------------------------------------
Chase Cardmember Services             $ 2,017         $ 250       35%              6%           10%        100bp
Regional Consumer Banking               1,167           200       70               8            22        (400)
Chase Home Finance                        563           132       57              16            13         200
Diversified Consumer Services             582           112       49              36           143        (700)
Other NCS                                  37            13       NM              NM            NM           NM
                                    ==========   ===========
     Totals                           $ 4,366         $ 707      49%              11%          24%        (100)bp
                                    ==========   ===========



Note:  SVA is Chase's primary measure of business unit performance.  SVA represents  operating earnings excluding the amortization of goodwill and certain  intangibles (i.e., cash operating  earnings),  less preferred dividends and an explicit charge for allocated  capital.  Additional  refinements  were made to the  methodology  for the  allocation of capital to  businesses.
       Prior periods have been restated to reflect these changes.

(a)    Total column includes the non-global  services portion of Chase Technology  Solutions,  Chase's Global Asset Management
          and Mutual Funds business, corporate staff areas, special items and the net effect of management accounting policies.
(b)    Excludes the impact of credit card securitizations.
NM -  Not meaningful
bp -  basis points
Unaudited












                                             THE CHASE MANHATTAN CORPORATION
                                             CONSOLIDATED STATEMENT OF INCOME
                                           (in millions, except per share data)
                                                                                      %                           %
                                                                 Second Quarter     Over/(Under) Six Months      Over/(Under)
                                                                -----------------             -----------------
                                                                --------- -------             -------- --------
                                                                  1999     1998     1998       1999     1998     1998
     INTEREST INCOME
     Loans                                                       $ 3,165  $ 3,316             $ 6,374  $ 6,721
     Securities                                                      747     889                1,582    1,778
     Trading Assets                                                  411     716                  829    1,392
     Federal Funds Sold and Securities
        Purchased Under Resale Agreements                            389     554                  770    1,225
     Deposits with Banks                                             161     148                  345      300
                                                                --------- -------             -------- --------
         Total Interest Income                                     4,873   5,623                9,900   11,416
                                                                --------- -------             -------- --------

     INTEREST EXPENSE
     Deposits                                                      1,558   1,784                3,156    3,599
     Short-Term and Other Borrowings                                 851   1,478                1,765    2,987
     Long-Term Debt                                                  319     325                  630      630
                                                                --------- -------             -------- --------
                                                                --------- -------             -------- --------
         Total Interest Expense                                    2,728   3,587                5,551    7,216
                                                                --------- -------             -------- --------

     NET INTEREST INCOME                                           2,145   2,036       5%       4,349    4,200     4%
     Provision for Loan Losses                                       388     328      18%         769      660    17%
                                                                --------- -------             -------- --------
     NET INTEREST INCOME
        AFTER PROVISION FOR LOAN LOSSES                            1,757   1,708       3%       3,580    3,540     1%
                                                                --------- -------             -------- --------

     NONINTEREST REVENUE
     Investment Banking Fees                                         585     438      34%         902      799    13%
     Trust, Custody and Investment Management Fees                   461     383      20%         875      731    20%
     Credit Card Revenue                                             438     365      20%         817      665    23%
     Fees for Other Financial Services                               587     509      15%       1,140    1,019    12%
     Trading Revenue                                                 526     323      63%       1,144      791    45%
     Securities Gains                                                  5      98     (95%)        161      181   (11%)
     Private Equity Gains                                            513     370      39%         838      663    26%
     Other Revenue                                                   356     233      53%         534      329    62%
                                                                --------- -------             -------- --------
         Total Noninterest Revenue                                 3,471   2,719      28%       6,411    5,178    24%
                                                                --------- -------             -------- --------
     NONINTEREST EXPENSE
     Salaries                                                      1,416   1,270      11%       2,800    2,524    11%
     Employee Benefits                                               238     215      11%         493      439    12%
     Occupancy Expense                                               206     191       8%         424      380    12%
     Equipment Expense                                               239     212      13%         482      421    14%
     Other Expense                                                   969     826      17%       1,814    1,570    16%
                                                                --------- -------             -------- --------
         Total Noninterest Expense Before Restructuring Costs      3,068   2,714      13%       6,013    5,334    13%
     Restructuring Costs                                              --       8      NM           --      529    NM
                                                                --------- -------             -------- --------
                                                                --------- -------             -------- --------
         Total Noninterest Expense                                 3,068   2,722      13%       6,013    5,863     3%
                                                                --------- -------             -------- --------

     INCOME BEFORE INCOME TAX EXPENSE                              2,160   1,705      27%       3,978    2,855    39%
     Income Tax Expense                                              767     631      22%       1,412    1,056    34%
                                                                --------- -------             -------- --------
                                                                ========= =======             ======== ========
     NET INCOME                                                  $ 1,393  $ 1,074     30%     $ 2,566  $ 1,799    43%
                                                                ========= =======             ======== ========
                                                                ========= =======             ======== ========
     NET INCOME APPLICABLE TO COMMON STOCK                       $ 1,375  $ 1,050     31%     $ 2,530  $ 1,741    45%
                                                                ========= =======             ======== ========

     NET INCOME PER COMMON SHARE:
         Basic                                                    $ 1.65  $ 1.24      33%      $ 3.02   $ 2.06    47%
         Diluted                                                  $ 1.60  $ 1.20      33%      $ 2.92   $ 2.00    46%


     NM - Not meaningful
     Unaudited


                         THE CHASE MANHATTAN CORPORATION
               NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                  (in millions)


                                                                                      %                                      %
                                                             Second Quarter     Over/(Under)        Six Months         Over/(Under)
                                                            ---------------------               -----------------------
                                                            ---------   ---------               ----------    ---------
     NONINTEREST REVENUE                                      1999        1998       1998         1999          1998       1998
                                                            ---------   --------- -----------   ----------    ---------  ----------

     Fees for Other Financial Services:
         Service Charges on Deposit Accounts                    $ 96        $ 92          4%        $ 185        $ 183          1%
         Fees in Lieu of Compensating Balances                    94          91          3%          181          171          6%
         Commissions on Letters of Credit and Acceptances         69          72         (4%)         138          146         (5%)
         Mortgage Servicing Fees                                  77          49         57%          142          106         34%
         Brokerage and Investment Services                        50          35         43%           93           67         39%
         Insurance Fees (a)                                       41          32         28%           80           63         27%
         Loan Commitment Fees                                     36          32         13%           67           70         (4%)
         Other Fees                                              124         106         17%          254          213         19%
                                                            ---------   ---------               ----------    ---------
                                                            =========   =========               ==========    =========
             Total                                             $ 587       $ 509         15%      $ 1,140      $ 1,019         12%
                                                            =========   =========               ==========    =========

     Trading-Related Revenue: (b)
         Interest Rate Contracts                               $ 260        $ 95        174%        $ 582        $ 226        158%
         Foreign Exchange Spot and Option Contracts              218         260        (16%)         417          546        (24%)
         Debt Instruments, Equities and Commodities              255         152         68%          571          415         38%
                                                            ---------   ---------               ----------    ---------
             Total                                             $ 733       $ 507         45%      $ 1,570      $ 1,187         32%
                                                            =========   =========               ==========    =========

     Other Revenue:
         Residential Mortgage Origination/Sales Activities      $ 88        $ 84          5%        $ 180        $ 136         32%
         Gains on Sales of a Nonstrategic Building and Branches  166 (c)      --        NM            166 (c)       --         NM
         All Other Revenue                                       102         149        (32%)         188          193         (3%)
                                                            ---------   ---------               ----------    ---------
                                                            =========   =========               ==========    =========
             Total                                             $ 356       $ 233         53%        $ 534        $ 329         62%
                                                            =========   =========               ==========    =========


     ------------------------------------------------------------------------------------------------------------------------------

     NONINTEREST EXPENSE

     Other Expense:
         Professional Services                                 $ 178       $ 161         11%        $ 340        $ 303         12%
         Marketing Expense                                       114         108          6%          228          198         15%
         Telecommunications                                       97          91          7%          188          168         12%
         Amortization of Intangibles                              76          64         19%          149          125         19%
         Travel and Entertainment                                 59          67        (12%)         109          119         (8%)
         Minority Interest (d)                                    12          12          --           25           24          4%
         Foreclosed Property Expense                               3           2         50%            8            6         33%
         Special Contribution to the Foundation (e)              100          --        NM            100           --         NM
         All Other                                               330         321          3%          667          627          6%
                                                            ---------   ---------               ----------    ---------
                                                            =========   =========               ==========    =========
             Total                                             $ 969       $ 826         17%      $ 1,814      $ 1,570         16%
                                                            =========   =========               ==========    =========

     (a) Excludes certain insurance fees related to credit cards and mortgage products, which are included in those revenue captions.
     (b) Includes net interest income attributable to trading activities.
     (c) Includes a $95 million gain on the sale of One New York Plaza and a $71 million gain on the sale of branches in Beaumont, Texas.
     (d) Includes  REIT minority  interest of $11 million in each  quarter.  (e)
     Represents  a $100  million  special  contribution  to The Chase  Manhattan
     Foundation. NM - Not meaningful Unaudited




                                                THE CHASE MANHATTAN CORPORATION
                                                OPERATING INCOME RECONCILIATION
                                             (in millions, except per share data)

     ------------------------------------------------------------------------------------------------------------------------
                                                      SECOND QUARTER 1999
     ------------------------------------------------------------------------------------------------------------------------

                                                        REPORTED       CREDIT         CREDIT       SPECIAL       OPERATING
                                                        RESULTS (a)  COSTS (b)       CARD (c)      ITEMS (d)     BASIS
       EARNINGS
       Market-Sensitive Revenue                           $ 1,836           $ -            $ -          $ -      $ 1,836
       Less Market-Sensitive Revenue                        3,780             -            246         (166)       3,860
                                                        ----------   -----------    -----------    ---------   ----------
       Total Revenue                                        5,616             -            246         (166)       5,696
       Noninterest Expense                                  3,068            (3)             -         (100)       2,965
                                                        ----------   -----------    -----------    ---------   ----------
       Operating Margin                                     2,548             3            246          (66)       2,731
       Credit Costs                                           388             3            246            -          637
                                                        ----------   -----------    -----------    ---------   ----------
       Income Before Restructuring Costs                    2,160             -              -          (66)       2,094
       Restructuring Costs                                      -             -              -            -            -
                                                        ----------   -----------    -----------    ---------   ----------
       Income Before Income Tax Expense                     2,160             -              -          (66)       2,094
       Tax Expense                                            767             -              -          (24)         743
                                                        ----------   -----------    -----------    ---------   ----------
                                                        ----------                                 ---------   ----------
       Net Income                                         $ 1,393           $ -            $ -        $ (42)     $ 1,351
                                                        ----------   -----------    -----------    ---------   ----------

       NET INCOME PER COMMON SHARE
       Basic                                               $ 1.65                                                 $ 1.60
       Diluted                                             $ 1.60                                                 $ 1.55

     ------------------------------------------------------------------------------------------------------------------------
                                                      SECOND QUARTER 1998
     ------------------------------------------------------------------------------------------------------------------------

                                                        REPORTED       CREDIT         CREDIT       SPECIAL       OPERATING
                                                        RESULTS (a)  COSTS (b)       CARD (c)      ITEMS (d)     BASIS
       EARNINGS
       Market-Sensitive Revenue                           $ 1,413           $ -            $ -          $ -      $ 1,413
       Less Market-Sensitive Revenue                        3,342             -            286            -        3,628
                                                        ----------   -----------    -----------    ---------   ----------
       Total Revenue                                        4,755             -            286            -        5,041
       Noninterest Expense                                  2,714            (2)             -            -        2,712
                                                        ----------   -----------    -----------    ---------   ----------
       Operating Margin                                     2,041             2            286            -        2,329
       Credit Costs                                           328             2            286            -          616
                                                        ----------   -----------    -----------    ---------   ----------
       Income Before Restructuring Costs                    1,713             -              -            -        1,713
       Restructuring Costs                                      8             -              -           (8)           -
                                                        ----------   -----------    -----------    ---------   ----------
       Income Before Income Tax Expense                     1,705             -              -            8        1,713
       Tax Expense                                            631             -              -            3          634
                                                        ----------   -----------    -----------    ---------   ----------
       Net Income                                         $ 1,074           $ -            $ -          $ 5      $ 1,079
                                                        ----------   -----------    -----------    ---------   ----------

       NET INCOME PER COMMON SHARE
       Basic                                               $ 1.24                                                 $ 1.24
       Diluted                                             $ 1.20                                                 $ 1.21

     ------------------------------------------------------------------------------------------------------------------------

       Note: Charge-offs for risk management instruments, previously included in credit costs, are now netted against trading revenue.  All prior periods have been restated.

       (a) Represent amounts shown in Chase's financial statements, except that revenues are categorized between market-sensitive revenue and less market-sensitive revenue, and restructuring costs have been separately displayed. Market-sensitive revenue includes investment banking fees, trading-related revenue (including trading-related net interest income), securities gains and private equity gains. (b) For purposes of Operating
       Basis presentation, foreclosed property expense is reclassified from noninterest expense to credit costs.
       (c) This column excludes the impact of credit card securitizations.
       (d)Includes restructuring costs and special items. The second quarter of 1999 includes gains on the sales of One New York Plaza and branches in Beaumont, Texas of $166 million pre-tax ($107 million after-tax), and a special contribution to The Chase Manhattan Foundation of $100 million  pre-tax ($65 million  after-tax).  The second quarter of 1998 included merger-related restructuring costs of $8 million pre-tax ($5 million after-tax).
       Unaudited



                                                 THE CHASE MANHATTAN CORPORATION
                                                 OPERATING INCOME RECONCILIATION
                                               (in millions, except per share data)

     -------------------------------------------------------------------------------------------------------------------------
                                                         SIX MONTHS 1999
     -------------------------------------------------------------------------------------------------------------------------

                                                           REPORTED       CREDIT        CREDIT       SPECIAL     OPERATING
                                                          RESULTS (a)   COSTS (b)      CARD (c)     ITEMS (d)      BASIS
       EARNINGS
       Market-Sensitive Revenue                              $ 3,471           $ -           $ -          $ -       $ 3,471
       Less Market-Sensitive Revenue                           7,289             -           515         (166)        7,638
                                                          -----------   -----------    ----------   ----------  ------------
       Total Revenue                                          10,760             -           515         (166)       11,109
       Noninterest Expense                                     6,013            (8)            -         (100)        5,905
                                                          -----------   -----------    ----------   ----------  ------------
       Operating Margin                                        4,747             8           515          (66)        5,204
       Credit Costs                                              769             8           515            -         1,292
                                                          -----------   -----------    ----------   ----------  ------------
       Income Before Restructuring Costs                       3,978             -             -          (66)        3,912
       Restructuring Costs                                         -             -             -            -             -
                                                          -----------   -----------    ----------   ----------  ------------
       Income Before Income Tax Expense                        3,978             -             -          (66)        3,912
       Tax Expense                                             1,412             -             -          (24)        1,388
                                                          -----------   -----------    ----------   ----------  ------------
       Net Income                                            $ 2,566           $ -           $ -        $ (42)      $ 2,524
                                                          -----------   -----------    ----------   ----------  ------------

       NET INCOME PER COMMON SHARE
       Basic                                                  $ 3.02                                                 $ 2.97
       Diluted                                                $ 2.92                                                 $ 2.87

     -------------------------------------------------------------------------------------------------------------------------
                                                         SIX MONTHS 1998
     -------------------------------------------------------------------------------------------------------------------------

                                                           REPORTED       CREDIT        CREDIT       SPECIAL     OPERATING
                                                          RESULTS (a)   COSTS (b)      CARD (c)     ITEMS (d)      BASIS
       EARNINGS
       Market-Sensitive Revenue                              $ 2,830           $ -           $ -          $ -       $ 2,830
       Less Market-Sensitive Revenue                           6,548             -           566            -         7,114
                                                          -----------   -----------    ----------   ----------  ------------
       Total Revenue                                           9,378             -           566            -         9,944
       Noninterest Expense                                     5,334            (6)            -            -         5,328
                                                          -----------   -----------    ----------   ----------  ------------
       Operating Margin                                        4,044             6           566            -         4,616
       Credit Costs                                              660             6           566            -         1,232
                                                          -----------   -----------    ----------   ----------  ------------
       Income Before Restructuring Costs                       3,384             -             -            -         3,384
       Restructuring Costs                                       529             -             -         (529)            -
                                                          -----------   -----------    ----------   ----------  ------------
       Income Before Income Tax Expense                        2,855             -             -          529         3,384
       Tax Expense                                             1,056             -             -          196         1,252
                                                          -----------   -----------    ----------   ----------  ------------
       Net Income                                            $ 1,799           $ -           $ -        $ 333       $ 2,132
                                                          -----------   -----------    ----------   ----------  ------------

       NET INCOME PER COMMON SHARE
       Basic                                                  $ 2.06                                                 $ 2.45
       Diluted                                                $ 2.00                                                 $ 2.38

     -------------------------------------------------------------------------------------------------------------------------

       Note: Charge-offs for risk management instruments, previously included in credit costs, are now netted against trading revenue.All prior periods have been restated.

       (a) Represent amounts shown in Chase's financial statements,  except that revenues  are  categorized  between  market-sensitive  revenue  and  less market-sensitive  revenue,  and restructuring  costs have been separately displayed.  Market-sensitive  revenue includes  investment  banking fees, trading-related revenue (including  trading-related net interest income), securities  gains and private equity gains. (b) For purposes of Operating
       Basis  presentation,  foreclosed  property  expense is reclassified  from noninterest  expense to credit costs. (c) This column excludes the impact of credit card  securitizations.  (d)  Includes  restructuring  costs and special items. See the second quarter operating income reconciliation for a  description  of the 1999 special items (there were no special items in the 1999  first  quarter).  The 1998 six months  included a $510  million
       pre-tax  charge  ($320  million   after-tax)  taken  in  connection  with
       initiatives  to  streamline   support   functions,   and   merger-related
       restructuring  costs of $19  million  pre-tax  ($13  million  after-tax).
       Unaudited

                                             THE CHASE MANHATTAN CORPORATION
                                                CONSOLIDATED BALANCE SHEET
                                                      (in millions)



                                                                                                         %
                                                                              June 30,             Over/(Under)
                                                                   -------------------------------
                                                                       1999             1998           1998
                                                                   --------------   -------------- --------------

     ASSETS
     Cash and Due from Banks                                            $ 16,037         $ 15,691             2%
     Deposits with Banks                                                   5,851            5,970            (2%)
     Federal Funds Sold and Securities
         Purchased Under Resale Agreements                                28,052           25,128            12%
     Trading Assets:
         Debt and Equity Instruments                                      26,232           33,651           (22%)
         Risk Management Instruments                                      25,115           33,280           (25%)
     Securities                                                           49,190           54,928           (10%)
     Loans                                                               175,041          168,705             4%
     Allowance for Loan Losses                                            (3,554)          (3,629)           (2%)
     Net Loans                                                           171,487          165,076             4%
     Other Assets                                                         34,904           33,271             5%
                                                                   --------------   --------------
         TOTAL ASSETS                                                  $ 356,868        $ 366,995            (3%)
                                                                   ==============   ==============

     LIABILITIES
     Deposits:
       Domestic:
         Noninterest-Bearing                                            $ 49,874         $ 47,966             4%
         Interest-Bearing                                                 81,068           75,418             7%
       Foreign:
         Noninterest-Bearing                                               4,645            4,109            13%
         Interest-Bearing                                                73,915           79,598             (7%)
     Total Deposits                                                      209,502          207,091             1%
     Federal Funds Purchased and Securities
         Sold Under Repurchase Agreements                                 40,899           45,672           (10%)
     Commercial Paper                                                      5,047            5,299            (5%)
     Other Borrowed Funds                                                  6,613            7,354           (10%)
     Trading Liabilities                                                  36,835           46,866           (21%)
     Accounts Payable, Accrued Expenses and Other Liabilities             15,145           15,162             --
     Long-Term Debt                                                       17,031           14,451            18%
     Guaranteed Preferred Beneficial Interests in Corporation's
         Junior Subordinated Deferrable Interest Debentures                2,538            1,940            31%
                                                                   --------------   --------------
         TOTAL LIABILITIES                                               333,610          343,835            (3%)
                                                                   --------------   --------------

     PREFERRED STOCK OF SUBSIDIARY                                           550              550             --
                                                                   --------------   --------------

     STOCKHOLDERS' EQUITY
     Preferred Stock                                                       1,028            1,168           (12%)
     Common Stock                                                            882              882             --
     Capital Surplus                                                       9,628            9,738            (1%)
     Retained Earnings                                                    15,381           12,211            26%
     Accumulated Other Comprehensive Income                                 (722)             113             NM
     Treasury Stock, at Cost                                              (3,489)          (1,502)          132%
                                                                   --------------   --------------
         TOTAL STOCKHOLDERS' EQUITY                                       22,708           22,610             --
                                                                   --------------   --------------
         TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
            AND STOCKHOLDERS' EQUITY                                   $ 356,868        $ 366,995            (3%)
                                                                   ==============   ==============


     NM - Not meaningful
     Unaudited


                                              THE CHASE MANHATTAN CORPORATION
                                             CONSOLIDATED STATEMENT OF CHANGES
                                                IN STOCKHOLDERS' EQUITY
                                                     (in millions)



                                                                                     Six Months Ended June 30,
                                                                                 ----------------------------------
                                                                                  ------------    ------------
                                                                                     1999            1998
                                                                                  ------------    ------------

       Preferred Stock:
       Balance at Beginning of Year                                                   $ 1,028         $ 1,740
       Issuance of Stock                                                                    -             200
       Redemption of Stock                                                                  -            (772)
                                                                                  ------------    ------------
       Balance at End of Period                                                       $ 1,028         $ 1,168
                                                                                  ------------    ------------

       Common Stock:
       Balance at Beginning of Year                                                     $ 882           $ 441
       Issuance of Common Stock for a Two-for-One Stock Split                               -             441
                                                                                  ------------    ------------
                                                                                  ------------    ------------
       Balance at End of Period                                                         $ 882           $ 882
                                                                                  ------------    ------------

       Capital Surplus:
       Balance at Beginning of Year                                                   $ 9,836        $ 10,360
       Issuance of Common Stock for a Two-for-One Stock Split                               -            (441)
       Shares Issued and Commitments to Issue Common Stock
          for Employee Stock-Based Awards and Related Tax Effects                        (208)           (181)
                                                                                  ------------    ------------
       Balance at End of Period                                                       $ 9,628         $ 9,738
                                                                                  ------------    ------------

       Retained Earnings:
       Balance at Beginning of Year                                                  $ 13,544        $ 11,086
       Net Income                                                                       2,566           1,799
       Cash Dividends Declared:
          Preferred Stock                                                                 (36)            (58)
          Common Stock                                                                   (693)           (616)
                                                                                  ------------    ------------
       Balance at End of Period                                                      $ 15,381        $ 12,211
                                                                                  ------------    ------------

       Accumulated Other Comprehensive Income (Loss):
       Balance at Beginning of Year                                                     $ 392           $ 112
       Other Comprehensive Income (Loss)                                               (1,114)              1
                                                                                  ------------    ------------
       Balance at End of Period                                                        $ (722)          $ 113
                                                                                  ------------    ------------

       Common Stock in Treasury, at Cost:
       Balance at Beginning of Year                                                  $ (1,844)       $ (1,997)
       Purchase of Treasury Stock                                                      (3,057)           (268)
       Reissuance of Treasury Stock                                                     1,412             763
                                                                                  ------------    ------------
       Balance at End of Period                                                      $ (3,489)       $ (1,502)
                                                                                  ------------    ------------

       Total Stockholders' Equity                                                    $ 22,708        $ 22,610
                                                                                  ============    ============

       -------------------------------------------------------------------------------------------------------

       Comprehensive Income:
       Net Income                                                                     $ 2,566         $ 1,799
       Other Comprehensive Income (Loss)                                               (1,114)              1
                                                                                  ------------    ------------
                                                                                  ============    ============
       Comprehensive Income                                                           $ 1,452         $ 1,800
                                                                                  ============    ============


       Unaudited




                         THE CHASE MANHATTAN CORPORATION
                           CREDIT RELATED INFORMATION
                          (in millions, except ratios)



                                                                                    %                                        %
                                                    Credit-Related Assets     Over/(Under)   Nonperforming Assets      Over/(Under)
                                                    ---------------------------              -------------------------
                      June 30,                          1999          1998        1998          1999          1998         1998
  ------------------------------------------------- -------------  ------------ ----------   ------------  -----------   ----------
  CONSUMER LOANS Domestic Consumer:
      1-4 Family Residential Mortgages                  $ 42,003      $ 41,218         2%          $ 303        $ 374         (19%)
      Credit Card  - Reported                             15,270        13,034        17%             --           --           --
      Credit Card Securitizations (a)                     16,944        18,219        (7%)            --           --           --
                                                    -------------  ------------              ------------  -----------
      Credit Card - Managed                               32,214        31,253         3%             --           --           --
      Auto Financings                                     18,301        13,080        40%             59           42          40%
      Other Consumer                                       6,299         8,355       (25%)             5            8         (38%)
                                                    -------------  ------------              ------------  -----------
  Total Domestic Consumer                                 98,817        93,906         5%            367          424         (13%)
  Total Foreign Consumer                                   2,860         2,935        (3%)            27           20          35%
                                                    -------------  ------------              ------------  -----------
  Total Consumer Loans                                   101,677        96,841         5%            394          444         (11%)
                                                    -------------  ------------              ------------  -----------
  COMMERCIAL LOANS Domestic Commercial:
      Commercial and Industrial                           52,037        48,394         8%            405          342          18%
      Commercial Real Estate                               3,733         4,552       (18%)            52           67         (22%)
                                                    -------------  ------------              ------------  -----------
  Total Domestic Commercial                               55,770        52,946         5%            457          409          12%
  Total Foreign Commercial                                34,538        37,137        (7%)           641          369          74%
                                                    -------------  ------------              ------------  -----------
  Total Commercial Loans                                  90,308        90,083         --          1,098          778          41%
                                                    -------------  ------------              ------------  -----------
                                                    -------------                            ------------  -----------
  Derivative and FX Contracts                             25,558        33,654       (24%)            36           28          29%
                                                    -------------  ------------              ------------  -----------
                                                    -------------  ------------
  Total Commercial Credit-Related                        115,866       123,737        (6%)         1,134          806          41%
                                                    -------------  ------------              ------------  -----------
                                                    =============  ============
  Total Managed Credit-Related                         $ 217,543     $ 220,578        (1%)         1,528        1,250          22%
                                                    =============  ============              ------------  -----------
  Assets Acquired as Loan Satisfactions                                                              105          115          (9%)
                                                                                             ------------  -----------
                                                                                             ============  ===========
  Total Nonperforming Assets                                                                     $ 1,633      $ 1,365          20%
                                                                                             ============  ===========



  ---------------------------------------------------------------------------------------------------------------------------------



                                                                                    %                                        %
                                                              Second Quarter   Over/(Under)            Six Months     Over/(Under)
                                                                 --------------                          -------------
                                                    -------------  ------------              ------------  -----------
             Net Charge-Offs                            1999          1998        1998          1999          1998         1998
  ------------------------------------------------- -------------  ------------ ----------   ------------  -----------   ----------
  CONSUMER LOANS Domestic Consumer:
      1-4 Family Residential Mortgages                       $ 9           $ 6        50%           $ 10         $ 16         (38%)
      Credit Card  - Reported                                218           184        18%            434          363          20%
      Credit Card Securitizations (a)                        246           286       (14%)           515          566          (9%)
                                                    -------------  ------------              ------------  -----------
      Credit Card - Managed                                  464           470        (1%)           949          929           2%
      Auto Financings                                         19            18         6%             38           41          (7%)
      Other Consumer                                          47            43         9%             95           84          13%
                                                    -------------  ------------              ------------  -----------
  Total Domestic Consumer                                    539           537         --          1,092        1,070           2%
  Total Foreign Consumer                                       9             5        80%             18            8         125%
                                                    -------------  ------------              ------------  -----------
  Total Consumer Loans                                       548           542         1%          1,110        1,078           3%
                                                    -------------  ------------              ------------  -----------
  COMMERCIAL LOANS Domestic Commercial:
      Commercial and Industrial                               32           (27)        NM             77          (18)          NM
      Commercial Real Estate                                  (2)           (3)        NM            (11)          (6)          NM
                                                    -------------  ------------              ------------  -----------
  Total Domestic Commercial                                   30           (30)        NM             66          (24)          NM
  Total Foreign Commercial                                    56           102       (45%)           107          172         (38%)
                                                    -------------  ------------              ------------  -----------
  Total Commercial Loans                                      86            72        19%            173          148          17%
                                                    -------------  ------------              ------------  -----------
  Total Managed Net Charge-offs (b)                        $ 634         $ 614         3%        $ 1,283      $ 1,226           5%
                                                    =============  ============              ============  ===========


  (a) Represents the portion of Chase's credit card receivables that have been securitized.
  (b) Excludes charge-offs for risk management instruments of $10 million in the second quarter of 1998 and $22 million for the first six months of 1998, which are netted against trading revenues.
  NM - Not meaningful
  Unaudited



                                              THE CHASE MANHATTAN CORPORATION
                                          CREDIT RELATED INFORMATION (Continued)


                                                                            As of or For The        As of or For The
                                                                           Three Months Ended       Six Months Ended
   MANAGED CREDIT CARD PORTFOLIO *                                        June 30,                June 30,
                                                               ---------------------- ----------------------
                                                               ---------- ----------- ----------- ----------
        (in millions, except ratios)                             1999        1998        1999       1998
   ------------------------------------------------            ---------- ----------- ----------- ----------

   Average Credit Card Receivables                              $ 32,553    $ 31,906    $ 32,323   $ 32,155
   Past Due 90 Days or More and Accruing                           $ 587       $ 658       $ 587      $ 658
      As a Percentage of Average Credit Card Receivables           1.80%       2.06%       1.82%      2.05%
   Net Charge-offs                                                 $ 472       $ 474       $ 962      $ 936
      As a Percentage of Average Credit Card Receivables           5.80%       5.94%       5.95%      5.82%

   * Includes domestic and international credit card activity.

   ----------------------------------------------------------------------------------------------------------------------



                                               SELECTED COUNTRY EXPOSURE (a)
                                                       (in billions)


                                                      At June 30, 1999                             At Dec. 31, 1998
                            --------------------------------------------------------------------- -----------------------
                                                                                       Country                 Country
                                                      Gross                  Net       Related       Net       Related
                                                      Local      Less       Cross-      Resale     Cross-      Resale
                             Lending-    Trading-    Country     Local      Border      Agree-     Border      Agree-
       LATIN AMERICA        Related (b)  Related (c) Assets     Funding   Exposure (a)ments (a)   Exposure      ments
   -----------------------

   Brazil                        $ 1.6       $ 0.3     $ 0.3      $ (0.3)      $ 1.9       $ 1.0      $ 2.3       $ 0.9
   Argentina                       1.8         0.3       0.3        (0.3)        2.1         0.7        2.3         0.5
   Mexico                          1.0         0.6       0.3        (0.3)        1.6         0.4        1.8         0.4
   Chile                           1.0           -       0.2        (0.2)        1.0           -        0.9           -
   Colombia                        0.7           -         -           -         0.7           -        0.8           -
   Venezuela                       0.2         0.1         -           -         0.3         0.2        0.4           -
   All Other Latin America (d)     0.4         0.3       0.8        (0.8)        0.7         0.1        1.0           -
                            -----------  ----------  --------  ---------- ----------- ----------- ----------  ----------
          Total Latin America    $ 6.7       $ 1.6     $ 1.9      $ (1.9)      $ 8.3       $ 2.4      $ 9.5       $ 1.8
                            -----------  ----------  --------  ---------- ----------- ----------- ----------  ----------

    ASIAN IMF COUNTRIES
   -----------------------

   South Korea                   $ 0.9       $ 0.2     $ 0.9      $ (0.5)      $ 1.5       $ 0.1      $ 2.4         $ -
   Indonesia                       1.0         0.1       0.1        (0.1)        1.1           -        1.2           -
   Thailand                        0.2         0.1       0.8        (0.1)        1.0           -        0.9           -
                            -----------  ----------  --------  ---------- ----------- ----------- ----------  ----------
     Subtotal                      2.1         0.4       1.8        (0.7)        3.6         0.1        4.5           -

   OTHER EMERGING ASIA
   -----------------------

   Hong Kong                       0.6         0.1       4.7        (4.7)        0.7           -        0.8           -
   Singapore                       0.6         0.1       0.3        (0.3)        0.7           -        0.8           -
   Philippines                     0.2         0.1       0.2        (0.2)        0.3           -        0.6           -
   Malaysia                        0.2           -       0.6        (0.1)        0.7           -        0.6           -
   China                           0.3         0.4       0.2        (0.1)        0.8           -        0.6           -
   All Other Asia                  0.4         0.1       0.3        (0.3)        0.5           -        0.5           -
                            -----------  ----------  --------  ---------- ----------- ----------- ----------  ----------
     Total Asia excluding
        Japan, Australia
        and New Zealand          $ 4.4       $ 1.2     $ 8.1      $ (6.4)      $ 7.3       $ 0.1      $ 8.4         $ -
                            -----------  ----------  --------  ---------- ----------- ----------- ----------  ----------

   Japan                         $ 2.8       $ 2.3     $ 1.8      $ (1.8)      $ 5.1       $ 1.3      $ 5.2       $ 1.7
   Australia                       0.4         0.4       2.5        (2.1)        1.2           -        1.9           -
   New Zealand                     0.2         0.2         -           -         0.4           -        0.6           -
                            -----------  ----------  --------  ---------- ----------- ----------- ----------  ----------
     Total Japan, Australia
         and New Zealand         $ 3.4       $ 2.9     $ 4.3      $ (3.9)      $ 6.7       $ 1.3      $ 7.7       $ 1.7
                            -----------  ----------  --------  ---------- ----------- ----------- ----------  ----------

   (a)    Estimated  cross-border  disclosure is based on the Federal  Financial
          Institutions Examination Council ("FFIEC") guidelines governing the determination of cross-border risk. Under FFIEC guidelines, resale agreements are reported by the country of the issuer of the underlying security. Chase, however, does not consider the cross-border risk of resale agreements to depend upon the country of the issuer of the underlying security and, as a result, has presented these amounts separately in the above table.
   (b) Includes loans and accrued interest, interest-bearing deposits with banks, acceptances, other monetary assets, issued letters of credit and undrawn commitments to extend credit.
   (c) Includes cross-border trading debt and equity instruments and the mark-to-market exposure of foreign exchange and derivative contracts.
          The amounts associated with foreign exchange and derivative contracts are presented after taking into account the impact of legally enforceable master netting agreements.
   (d) Excludes Bermuda and Cayman Islands.
   Unaudited


                                               THE CHASE MANHATTAN CORPORATION
                               Condensed Average Consolidated Balance Sheet, Interest and Rates
                                     (Taxable-Equivalent Interest and Rates; in millions)


                                                               Second Quarter 1999                  Second Quarter 1998
                                                 -----------------------------------  -----------------------------------
                                                   Average                  Rate        Average                  Rate
                                                   Balance    Interest    (Annualized)  Balance     Interest   (Annualized)
      ASSETS
      Liquid Interest-Earning Assets                $ 63,168      $ 961       6.10%      $ 74,462     $ 1,418      7.64%
      Securities                                      52,767        749       5.70%        57,033         895      6.29%
      Loans                                         173,067      3,168        7.34%      167,807       3,319       7.93%
      Total Interest-Earning Assets                  289,002      4,878       6.77%       299,302       5,632      7.55%
      Noninterest-Earning Assets                     72,055                               74,749
          Total Assets                            $ 361,057                            $ 374,051

      LIABILITIES
      Interest-Bearing Deposits                    $ 158,656      1,558       3.94%     $ 151,628       1,784      4.72%
      Short-Term and Long-Term Debt                  90,516      1,170        5.18%      104,505       1,803       6.92%
      Total Interest-Bearing Liabilities             249,172     2,728        4.39%       256,133      3,587       5.62%
      Noninterest-Bearing Deposits                    47,652                               45,757
      Other Noninterest-Bearing Liabilities          40,669                               49,402
          Total Liabilities                         337,493                              351,292
      PREFERRED STOCK OF SUBSIDIARY                     550                                  550
      STOCKHOLDERS' EQUITY
      Preferred Stock                                  1,028                                1,255
      Common Stockholders' Equity                    21,986                               20,954
          Total Stockholders' Equity                 23,014                               22,209
      Total Liabilities, Preferred Stock of Subsidiary
          and Stockholders' Equity                $ 361,057                            $ 374,051

      INTEREST RATE SPREAD                                                    2.38%                                1.93%
      NET INTEREST INCOME AND NET YIELD
          ON INTEREST-EARNING ASSETS                           $ 2,150        2.98%                  $ 2,045       2.74%

      NET INTEREST INCOME AND NET YIELD
          ON INTEREST-EARNING ASSETS (a)                       $ 2,491        3.26%                  $ 2,416       3.05%

      -------------------------------------------------------------------------------------------------------------------

                                                                Six Months Ended                      Six Months Ended
                                                              June 30, 1999                         June 30, 1998
                                                 -----------------------------------  -----------------------------------
                                                   Average                  Rate        Average                  Rate
                                                   Balance    Interest    (Annualized)  Balance     Interest   (Annualized)
      ASSETS
      Liquid Interest-Earning Assets                $ 60,986    $ 1,944       6.43%      $ 74,915     $ 2,917      7.85%
      Securities                                      55,931      1,588       5.73%        56,313       1,789      6.41%
      Loans                                         172,993      6,377        7.43%      169,142       6,724       8.02%
      Total Interest-Earning Assets                  289,910      9,909       6.89%       300,370      11,430      7.67%
      Noninterest-Earning Assets                     74,067                               75,442
          Total Assets                            $ 363,977                            $ 375,812

      LIABILITIES
      Interest-Bearing Deposits                    $ 160,804      3,156       3.96%     $ 151,469       3,599      4.79%
      Short-Term and Long-Term Debt                  89,387      2,395        5.40%      105,041       3,617       6.94%
      Total Interest-Bearing Liabilities             250,191     5,551        4.47%       256,510      7,216       5.67%
      Noninterest-Bearing Deposits                    47,815                               45,165
      Other Noninterest-Bearing Liabilities          42,056                               51,468
          Total Liabilities                         340,062                              353,143
      PREFERRED STOCK OF SUBSIDIARY                     550                                  550
      STOCKHOLDERS' EQUITY
      Preferred Stock                                  1,028                                1,467
      Common Stockholders' Equity                    22,337                               20,652
          Total Stockholders' Equity                 23,365                               22,119
      Total Liabilities, Preferred Stock of Subsidiary
          and Stockholders' Equity                $ 363,977                            $ 375,812

      INTEREST RATE SPREAD                                                    2.42%                                2.00%
      NET INTEREST INCOME AND NET YIELD
          ON INTEREST-EARNING ASSETS                           $ 4,358        3.03%                  $ 4,214       2.83%

      NET INTEREST INCOME AND NET YIELD
          ON INTEREST-EARNING ASSETS (a)                       $ 5,026        3.29%                  $ 4,933       3.13%

      (a)  Excludes the impact of the credit card securitizations.
      Unaudited